UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   July 3, 2009

BENIHANA INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26396	65-0538630
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8685 Northwest 53rd Terrace, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (305) 593-0770

None

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective July 3, 2009, the Board approved an amendment to the Company’s Bylaws providing that all matters or questions to be decided at a meeting of the Company’s stockholders (other than the election of directors and amendments to the By-laws) be decided by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Company entitled to vote thereon and casting votes affirmatively or negatively on such matter or question, unless otherwise provided.  In addition the amendment clarified certain other provisions, including those relating to the availability of certain stock list materials for inspection by stockholders prior to a stockholders meeting and the advance notice provisions applicable to business which may be brought before a stockholder meeting.

The description of the amendments to the Company’s Bylaws provided above is qualified in its entirety by reference to the amended sections of the Bylaws of the Company, a copy of which is filed as Exhibit 3.2 to this Report on Form 8-K and incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit
3.2	Bylaws of Benihana Inc. (amended as of July 3, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENIHANA INC.

Dated: July 9, 2009	By:	/s/ Jose I. Ortega
Jose I. Ortega
Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
3.2	Bylaws of Benihana Inc. (amended as of July 3, 2009)